SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2012

POWDER RIVER COAL CORP.

(Exact name of Company as specified in its charter)

Florida	000-54257	27-3079741
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
123 W. 1st Street, Suite 675 Casper, WY 82601
(Address of principal executive offices)
Phone: (307) 459-0571
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On December 17, 2012 Powder River Coal Corp. (the “Company”) closed a private placement of 300,000 units (the “Units”) at a price of US $0.25 per Unit (such subscription and agreement to purchase being the “Subscription”) for the total purchase price of US $75,000 (the ‘Subscription Proceeds”)

Each Unit will consist of one common share in the capital of the Company (each, a “Share”) and one common share purchase warrant (a “Warrant”) that is subject to adjustment.  One Warrant shall be non-transferable and shall entitle the holder thereof to purchase one share of common stock in the capital of the Company (each, a “Warrant Share”), as presently constituted, for a period of three (3) years commencing from the closing date, at a price per Warrant Share of US $1.25 per Warrant Share.

The common shares were offered by the Company pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended. The private placement was fully subscribed to by one non-U.S. person.

For all the terms and provisions of the private placement, reference is hereby made to such document annexed hereto as Exhibits 10.1. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No. Description

10.1  Form of Private Placement Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWDER RIVER COAL CORP.

Date: December 20, 2012

By: /s/ Andrew Grant

Andrew Grant

President & CEO